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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                              CONTACT: TIMOTHY O'BRIEN
                                                   CHIEF FINANCIAL OFFICER
                                                   THE SPORTS CLUB COMPANY, INC.
                                                   (310) 479-5200

                     THE SPORTS CLUB COMPANY, INC. ANNOUNCES
             OPERATING RESULTS FOR THE SECOND QUARTER AND SIX MONTHS
                               ENDED JUNE 30, 2003

LOS ANGELES, CA (July 31, 2003) - The Sports Club Company, Inc. (AMEX:SCY) today announced financial results for the second quarter and six months ended June 30, 2003.

Revenues for the quarter ended June 30, 2003 were $32,181,000 compared to $29,946,000 for the quarter ended June 30, 2002, an increase of $2,235,000 or 7.5%. EBITDA(1) for the quarter ended June 30, 2003 increased 64.0% to $2,557,000, compared to $1,559,000 for the quarter ended June 30, 2002, an increase of $998,000. The net loss attributable to common shareholders for the quarter ended June 30, 2003 was $4,822,000 or $0.26 per basic and diluted share, compared to a net loss attributable to common shareholders for the quarter ended June 30, 2002 of $5,239,000 or $0.29 per basic and diluted share. The weighted average number of basic and diluted shares outstanding for the quarter ended June 30, 2003 was 18,326,000 shares compared to 18,096,000 shares for the quarter ended June 30, 2002.

Revenues for the six months ended June 30, 2003 increased 7.8% to $64,584,000, compared to $59,914,000 for the six months ended June 30, 2002, an increase of $4,670,000. EBITDA (1) for the first six months of 2003 increased 72.4% to $5,233,000, compared to $3,036,000 for the first six months of 2002, an increase of $2,197,000. The net loss attributable to common shareholders for the six months ended June 30, 2003 was $9,065,000 or $0.50 per basic and diluted share, compared to a net loss attributable to common shareholders for the six months ended June 30, 2002 of $9,551,000 or $0.53 per basic and diluted share. The weighted average number of basic and diluted shares outstanding for the six months ended June 30, 2003 was 18,244,000 shares compared to 18,062,000 shares for the six months ended June 30, 2002.

"During the second quarter of 2003 we opened pre-sale offices at The Sports Club/LA in Miami and Beverly Hills which are scheduled to open in the fall. To date, both of these locations have exceeded our sales expectations. We also completed the refinancing of our bank credit facility which has provided the funds required to complete The Sports Club/LA-Beverly Hills development," stated Rex A. Licklider, Co-Chief Executive Office. "The membership growth at our five new Clubs during the past year along with

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the stability of our three mature Clubs has contributed to the significant revenue and EBITDA growth for both the second quarter and six months ended June 30, 2003. We continue to believe our 2003 operations will show significant improvement over 2002," added Mr. Licklider.

The Sports Club Company will host a conference call on Friday, August 1, 2003 at 8:30 A.M. (PDT). As part of this conference call, management will discuss operating results for the quarter and six months ended June 30, 2003, the status of the Company's new developments and other corporate matters. Parties should dial (800) 218-4007 to participate. There will also be a replay available starting Friday, August 1, 2003, after 10:00 A.M. (PDT), which can be accessed until Friday, August 15, 2003. The number for the replay is (800) 405-2236 with the pass code 547-496#.

This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include the words "will," "expects," "anticipates," "believes," "estimates," "intends," "plans" and similar expressions. Such forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from those currently anticipated. Such factors are outlined in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Sports Club Company, based in Los Angeles, California currently operates eight luxury sports and fitness facilities nationwide under the brand name The Sports Club/LA.

-----------------

(1) EBITDA is calculated by adding income tax provision (benefit), net interest expense, depreciation/amortization, pre-opening expenses and non-recurring items, to net loss. We have included EBITDA data because management believes that this measure is useful to an investor to evaluate our ability to service debt and to assess our earnings ability. However, these items should not be considered in isolation or as substitutes for net income, cash flows from (used in) operating activities or other statement of operations or cash flows data prepared in accordance with generally accepted accounting principles. These measures are not necessarily comparable to similarly titled measures employed by other companies. A reconciliation of net cash used in operating activities to net loss and EBITDA is provided in the tables accompanying this press release.

                               -Tables to Follow-

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                          THE SPORTS CLUB COMPANY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                                        JUNE 30,   DECEMBER 31,
                                 ASSETS                                   2003        2002
                                                                          ----        ----
Current assets:
  Cash and cash equivalents                                            $   7,791    $   3,185
  Accounts receivable, net of allowance for doubtful accounts              3,422        3,951
  Other current assets                                                     2,335        2,317
                                                                       ---------    ---------
      Total current assets                                                13,548        9,453

Property and equipment, at cost, net of accumulated
    depreciation and amortization                                        155,018      156,630
Restricted cash                                                            5,427          227
Costs in excess of net assets acquired, less applicable amortization      12,794       12,794
Other assets, at cost, net                                                 8,550        7,282
                                                                       ---------    ---------
                                                                       $ 195,337    $ 186,386
                                                                       =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current installments of notes payable                                $   2,446    $   2,158
  Accounts payable and accrued liabilities                                13,423       15,202
  Deferred membership revenues                                            17,488       18,231
                                                                       ---------    ---------
      Total current liabilities                                           33,357       35,591

Notes payable, less current installments                                 120,538      101,882
Other long-term liabilities                                                9,185        8,907
                                                                       ---------    ---------
      Total liabilities                                                  163,080      146,380

Commitments and contingencies

Redeemable preferred stock                                                11,244       10,727

Shareholders' equity:
  Common stock                                                               211          211
  Preferred stock                                                          5,000        5,000
  Additional paid-in capital                                             101,444      101,961
  Accumulated deficit                                                    (71,076)     (62,709)
  Less: treasury stock, at cost                                          (14,566)     (15,184)
                                                                       ---------    ---------
      Net shareholders' equity                                            21,013       29,279
                                                                       ---------    ---------
                                                                       $ 195,337    $ 186,386
                                                                       =========    =========

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                          THE SPORTS CLUB COMPANY, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE-MONTHS ENDED       SIX-MONTHS ENDED
                                                             JUNE 30,                JUNE 30,
                                                             --------                --------
                                                         2003        2002        2003        2002
                                                         ----        ----        ----        ----
Revenues                                               $ 32,181    $ 29,946    $ 64,584    $ 59,914

Operating expenses:
    Direct                                               26,358      25,315      52,707      50,411
    General and administrative                            1,996       1,885       3,969       3,811
    Selling                                               1,233       1,149       2,600       2,581
    Depreciation and amortization                         2,969       2,903       5,929       6,008
    Pre-opening expenses                                    637        --           776         130
                                                       --------    --------    --------    --------
        Total operating expenses                         33,193      31,252      65,981      62,941
                                                       --------    --------    --------    --------
            Loss from operations                         (1,012)     (1,306)     (1,397)     (3,027)

Other income (expense):
    Net interest expense                                 (3,255)     (3,342)     (6,535)     (6,727)
    Minority interests                                      (37)        (38)        (75)        (75)
    Non-recurring gain                                       --          --          --          30
                                                       --------    --------    --------    --------

       Loss before income taxes                          (4,304)     (4,686)     (8,007)     (9,799)

Income tax provision (benefit)                              168         316         360        (521)
                                                       --------    --------    --------    --------

       Net loss                                          (4,472)     (5,002)     (8,367)     (9,278)

Dividends on preferred stock                                350         237         698         273
                                                       --------    --------    --------    --------

        Net loss attributable to common shareholders   $ (4,822)   $ (5,239)   $ (9,065)   $ (9,551)
                                                       ========    ========    ========    ========

Net loss per share:
   Basic                                               $  (0.26)   $  (0.29)   $  (0.50)   $  (0.53)
                                                       ========    ========    ========    ========
   Diluted                                             $  (0.26)   $  (0.29)   $  (0.50)   $  (0.53)
                                                       ========    ========    ========    ========

Weighted average shares outstanding:
   Basic                                                 18,326      18,096      18,244      18,062
                                                       ========    ========    ========    ========
   Diluted                                               18,326      18,096      18,244      18,062
                                                       ========    ========    ========    ========

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                          THE SPORTS CLUB COMPANY, INC.
             RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES
                             TO NET LOSS AND EBITDA
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                        THREE-MONTHS ENDED       SIX-MONTHS ENDED
                                                             JUNE 30,                JUNE 30,
                                                             --------                --------
                                                         2003        2002        2003        2002
                                                         ----        ----        ----        ----
Net loss                                               $(4,472)    $(5,002)     $(8,367)   $(9,278)
    Net interest expense                                 3,255       3,342        6,535      6,727
    Income tax provision (benefit)                         168         316          360       (521)
    Depreciation and amortization                        2,969       2,903        5,929      6,008
    Non-recurring gain                                      --          --           --        (30)
    Pre-opening expenses                                   637          --          776        130
                                                       -------     -------      -------    -------
EBITDA                                                 $ 2,557     $ 1,559      $ 5,233    $ 3,036
    Interest payment                                      (175)       (132)      (5,955)    (5,993)
    Changes in working capital items and other          (2,157)     (1,767)      (3,336)       314
                                                       -------     -------      -------    -------
Net cash provided by (used in) operating activities    $   225     $  (340)     $(4,058)   $(2,643)
                                                       =======     =======      =======    =======

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